                                 October 3, 1997



Frontline Communications Corporation
One Blue Hill Plaza
Pearl River, New York 10965

Gentlemen:

         You have requested our opinion with respect to the public offering and sale by you, Frontline Communications Corporation, a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 (No. 33-34115), under the Securities Act of 1933, as amended (the "Act"), of up to 1,322,500 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company, and redeemable warrants (the "Warrants") to purchase up to 1,322,500 shares of Common Stock (the "Warrant Shares").

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

         Based upon the foregoing, it is our opinion that:

          1. The Shares and the Warrants have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid and nonassessable.

Frontline Communications Corporation
October 3, 1997
Page 2





          2. The Warrant Shares have been duly and validly authorized and when sold, paid for, and issued upon exercise of the Warrants in accordance with the terms of the Warrants will be duly and validly issued and fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                       Very truly yours,



                                       TENZER GREENBLATT LLP